Exhibit 99.2

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

SMITH v. MARIOTTI, et al. This Document Relates To: ALL ACTIONS	Case No. 2:22-cv-03155-WLH-MAA EXHIBIT 1— STIPULATION AND AGREEMENT OF SETTLEMENT

Date: April 12, 2024 Time: 1:30 p.m. Courtroom: 9B, 9th Floor Judge: Hon.Wesley L. Hsu

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement, dated March 4, 2024 (the “Stipulation”), is made and entered into by and among the following Settling Parties (as defined herein), each by and through their respective counsel: (i) Grant Smith (“Smith”), plaintiff in the stockholder derivative action captioned Smith v. Mariotti, Case No. 2:22-cv-03155-WLH-PJW (C.D. Cal.) (the “Demand Made Action”); (ii) Franco Cassella (“Cassella”), Dean Marconi (“Marconi”), Jacoby Plummer (“Plummer”), Amber Evans (“Evans”), and Michael Igelido (“Igelido”), plaintiffs in the stockholder derivative action captioned In re Funko, Inc. Derivative Litigation, Lead Case No. 2:20-cv-03740-WLH-PJW (C.D. Cal.) (the “Demand Futility Action”); (iii) Richard Fletcher (“Fletcher”) and Nathan Rubin (“Rubin”), plaintiffs in the stockholder derivative action captioned Fletcher v. Mariotti, No. 2022-0591 (Del. Ch.) (the “Delaware Demand Made Action” and together, the “Litigation”); (iv) Individual Defendants Brian Mariotti, Russell Nickel, Andrew Perlmutter, Jennifer Fall Jung, Gino Dellomo, Michael Lunsford, Charles Denson, Adam Kriger, Ken Brotman, Diane Irvine, and Sarah Kirshbaum Levy; and (v) nominal defendant Funko, (together with the Individual Defendants and Plaintiffs,1 the “Settling Parties”).

This Stipulation, subject to the approval of the U.S. District Court for the Central District of California (the “Central District of California” or the “Court”), before which the Demand Made Action and Demand Futility Action are both pending,

[1]

“Plaintiffs” refer collectively to: (i) Grant Smith, who is represented by Johnson Fistel, LLP in Smith v. Mariotti, Case No. 2:22-CV-3155-WLH-PJW (C.D. Cal.); (ii) Franco Cassella, Dean Marconi, Jacoby Plummer, Amber Evans, and Michael Igelido, who are represented by The Rosen Law Firm, P.A., Gainey McKenna & Egleston, and The Brown Law Firm, P.C. in In re Funko, Inc. Derivative Litigation, Lead Case No. 2:20-cv-03740 (C.D. Cal.); and (iii) Richard Fletcher and Nathan Rubin, who are represented by Robbins LLP and Bragar Eagel & Squire, P.C., in Fletcher, et al. v. Mariotti, et al., C.A. No. 2022-0591 (Del. Ch.).

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete resolution and/or dismissal of the Litigation with prejudice, upon the terms and subject to the conditions set forth herein, and without any admission or concession as to the merits of any of the Settling Parties’ claims or defenses.

I.	INTRODUCTION

A.	Summary Of The Allegations

Funko, a Delaware corporation, is a leading pop culture lifestyle company that creates whimsical, fun, and unique products that enable fans of TV shows, movies, video games, sports teams, and music to express their affinity for pop culture properties and trends. Funko is best known for its Pop! line of vinyl collectible figures.

The Litigation alleges that the Individual Defendants breached their fiduciary duties to Funko and its stockholders by making or causing Funko to make allegedly materially false and misleading statements and omissions to Funko stockholders and the public regarding the Company’s sales and growth in Securities and Exchange Commission (“SEC”) filings and press releases and allegedly failing to disclose important adverse facts about Funko’s operations and financial forecast regarding the Company’s lower-than-expected sales and the risk that Funko may need to “write-down” slower moving inventory. The Litigation alleges that the Individual Defendants failed to disclose material issues with the Company’s primary operations, including its inventory management. As a result, the Litigation alleges, the price of the Company’s securities was artificially inflated, causing harm to Funko.

The Litigation further alleges that the Individual Defendants were unjustly enriched, and that certain of the Individual Defendants breached their fiduciary duties by selling their personally held shares of Funko stock at allegedly artificially inflated prices while purportedly in possession of material nonpublic information.

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

On February 5, 2020, Funko revealed to the public an eight percent (8%) decrease in fourth quarter net sales compared to the preceding year, from $233 million in the fourth quarter of 2018 to $214 million in fourth quarter of 2019. The Company also disclosed a $16.8 million-dollar write-down to dispose of slower-moving inventory.

Among other alleged damages to Funko, the Litigation alleges that the Individual Defendants’ conduct exposed Funko to liability in the consolidated securities class action captioned Ferreira v. Funko, Inc., et al., No. 2:20-cv-02319 (C.D. Cal.) (the “Securities Class Action”).

As set forth in more detail herein, the Individual Defendants deny all allegations and contentions in the Litigation.

B.	Procedural Background

1.	The Demand Futility Action

On April 23, 2020, Plaintiffs Cassella, Marconi, and Plummer filed a stockholder derivative action in this Court on behalf of nominal defendant Funko against certain of its officers and directors (the “Cassella Action”). On June 5, 2020, Plaintiff Evans filed a stockholder derivative action in this Court, arising out of the same transactions and events (the “Evans Action”). On June 10, 2020, Plaintiff Igelido filed a stockholder derivative action in this Court, also arising out of the same transactions and events (the “Igelido Action”).

On July 6, 2020, the Court entered an Order consolidating the Cassella, Evans, and Igelido Actions into a consolidated derivative action (the previously defined “Demand Futility Action”) and appointed Gainey McKenna & Egleston and The Rosen Law Firm, P.A. as Co-Lead Counsel. Then, on August 13, 2020, the Court entered an Order, stipulated to by the parties, staying the Demand Futility Action pending the resolution of the motion to dismiss in the Securities Class Action.

On July 20, 2022, the Court lifted the stay of the Demand Futility Action due

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

to the settlement announced for the Securities Class Action. On September 23, 2022, the Plaintiffs in the Demand Futility Action filed a Notice Designating the Complaint by Amber Evans as Operative, which designated Plaintiff Evans’s complaint as the operative complaint in the Demand Futility Action.

On February 20, 2023, the Parties to the Demand Futility Action filed a Notice of Settlement in Principle and Joint Stipulation to Stay [the Demand Futility] Action.

On February 23, 2023, the Court ordered the Demand Futility Action stayed pending finalization of documentation memorializing the Parties’ settlement and the filing of a motion to approve the settlement.

2.	The Demand Made Action

On October 21, 2020, Plaintiff Smith issued a formal pre-suit litigation demand (the “Litigation Demand”) under Delaware law to Funko’s Board of Directors (the “Board”), wherein he demanded that the Board commence a civil action against the Individual Defendants to recover for the benefit of the Company the amount of damages sustained by the Company as a result of their breaches of fiduciary duties alleged herein.

On November 13, 2020, Plaintiff Smith received a letter from defendants’ counsel stating that the Board had received the Litigation Demand and was “evaluating your request and will respond in due course” (the “Response Letter”). The Response Letter also requested proof of Plaintiff Smith’s stock ownership in the Company. Plaintiff Smith then sent a follow-up letter (the “Follow-Up Letter”) to the Board on November 17, 2020, requesting that the Board indicate whether it intended to initiate litigation and also providing proof of Plaintiff’s stock ownership in the Company.

On November 23, 2020, the Board sent a letter to Plaintiff Smith, which acknowledged receipt of the Follow-Up Letter and stated: “We anticipate that the demand will be discussed by the Board at its scheduled meeting in February, and we

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

will update you promptly following that meeting.” After receiving no further response, Plaintiff Smith sent another letter to defense counsel on January 14, 2021, requesting information regarding “what extent any substantive plan has been initiated or considered to date” regarding Plaintiff Smith’s concerns stated in the Litigation Demand. Again, after receiving no further response, Plaintiff Smith sent another follow-up letter to defense counsel on February 26, 2021, requesting the same information in the previous letter sent on January 14, 2021. On March 15, 2021, the Board sent a letter to Plaintiff Smith, which stated that “the Board resolved that it is in the best interest of Funko and its stockholders to defer taking action in response to your letter at this time.” The letter also stated that “the Board resolved to form a Special Litigation Committee comprised of three independent Directors to monitor developments in the aforementioned pending lawsuits.”

On April 19, 2021, Plaintiff Smith responded to the Board, requesting that the Company enter a tolling agreement, allow Plaintiff Smith to participate in any mediation in the Securities Class Action, and provide him with documents in connection with any related stockholder books and records demand pursuant to Del. Corp. Code §220.

After receiving no further response, Plaintiff Smith sent another letter to the Board on June 11, 2021, proposing the same terms as in the previous letter sent on April 19, 2021. On July 19, 2021, the Board sent a letter to Plaintiff Smith, again deferring a substantive response. The letter stated that “the Board views the requests contained in your April 19, 2021, letter as premature and unwarranted.”

On September 8, 2021, Plaintiff Smith sent a letter to Funko’s counsel again proposing “the Board’s indefinite deferral of the Demand in exchange for the terms outlined in our April 19, 2021, letter.” Then, on September 29, 2021, the Board sent Plaintiff Smith a letter, which stated that “the Special Litigation Committee has determined that, at the present time, the best interests of the corporation and its stockholders are served by monitoring developments in those actions and continuing to evaluate your client’s Demand based on those developments.”

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

After considering the Order in the Securities Class Action granting Funko’s motion to dismiss in part and denying it in part, on December 3, 2021, Plaintiff Smith sent a letter to the Board again requesting information and a substantive response as to the Special Litigation Committee’s investigation. Finally, on December 10, 2021, the Board responded with a letter which stated that “the Committee determined in an exercise of its business judgment that, at the present time, the best interests of the corporation and its stockholders continue to be served by deferring action on your client’s demand.”

On May 3, 2022, upon becoming aware that the parties in the Securities Class Action had reached a settlement, Plaintiff Smith sent a letter to the Board requesting written confirmation that: (i) the Company would not fund any portion of any Securities Class Action settlement, or any other pending or threatened litigation arising out of the same facts and circumstances described in the Litigation Demand; and (ii) the Company would not release any of the potential claims it has against any of the defendants named in the Litigation Demand, or any other persons or entities who are alleged to have caused harm to the Company in connection with any such settlements.

On May 6, 2022, the Board responded with a letter stating that it expected that the entirety of the Securities Class Action settlement amount would be paid by insurance carriers pursuant to Funko’s liability insurance policies and that the Company did not intend to release any claims it may hold against any of the other named defendants in that action. The Board did not state that it would take any action in response to Plaintiff’s demand and did not respond to Plaintiff’s request for confirmation that tolling agreements had been obtained.

On May 9, 2022, Plaintiff Smith filed a complaint in the Central District of

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

California, alleging that the Litigation Demand was wrongfully refused by the Individual Defendants and asserting claims on Funko’s behalf against the Individual Defendants for violations of Section 10(b) of the Exchange Act, breach of fiduciary duties (the alleged wrongful refusal of the Litigation Demand, disclosure and oversight violations), unjust enrichment, waste of corporate assets, and insider selling (the previously defined “Demand Made Action”).

On May 16, 2022, Plaintiff Smith served a detailed settlement demand on the Board.

On May 18, 2022, the Court issued a minute order indicating that it was “considering whether to consolidate this action with the other derivative actions under the lead Cassella case.” On July 20, 2022, following consideration of the parties’ briefing on the subject, the Court declined to consolidate the Demand Made Action into the Demand Futility Action.

3.	The Delaware Demand Made Action

On June 25, 2021, Plaintiffs Fletcher and Rubin issued their formal pre-suit litigation demand under Delaware law to the Board, alleging wrongdoing and demanding that the Board investigate and initiate litigation against the culpable fiduciaries.

Plaintiffs Fletcher and Rubin received a response from Funko’s counsel on July 20, 2021. Funko’s counsel confirmed receipt of the demand and stated that the demand “will be considered by a Special Litigation Committee.” Counsel noted that the “demand raises a number of issues for the Board and Special Litigation Committee to consider and evaluate,” and stated that the Board and Special Litigation Committee would “respond in due course.”

Plaintiffs Fletcher and Rubin responded via letter on August 4, 2021. In the letter, Plaintiffs Fletcher and Rubin inquired as to what steps, if any, the Board was taking in response to the demand. Plaintiffs Fletcher and Rubin also sought relevant

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

Board documents concerning, inter alia, the formation of the Special Litigation Committee, its membership, authority, and the scope of its investigation. Finally, Plaintiffs Fletcher and Rubin questioned whether the Special Litigation Committee had secured tolling agreements with the demand’s targets and, in the event it had not already done so, urged it to do so.

On August 25, 2021, Plaintiffs Fletcher and Rubin received a letter from Funko’s counsel acknowledging receipt of the August 4, 2021 letter and stating that “[t]he Special Litigation Committee will consider your clients’ demand at its next meeting, which is scheduled to take place in October 2021. After it has done so, we will consider whether and how to respond to the specific questions posed in your letter.”

On November 8, 2021, Funko’s counsel sent a letter to counsel for Plaintiffs Fletcher and Rubin, which stated that: “The Special Litigation Committee determined that it is in the best interests of Funko and its stockholders to defer taking action in response to the Demand at this time … and the Committee will revisit the Demand at a later point in time based on developments in [the factually-related derivative and Securities Class Action] cases.” Funko’s Counsel stated that taking immediate action in response to the demand at that juncture would likely be premature and an inefficient use of corporate resources.

On May 11, 2022, counsel for Plaintiffs Fletcher and Rubin sent a follow-up letter to Funko’s counsel, noting that the parties to the Securities Class Action had reached a settlement in principle and that the two factually-related derivative lawsuits remained stayed. Counsel for Plaintiffs Fletcher and Rubin thus requested that the Special Litigation Committee confirm it had revisited their demand and was pursuing an investigation. Counsel for Plaintiffs Fletcher and Rubin also again requested the information it had previously requested in its August 4, 2021 letter, including, among other things, confirmation that the Special Litigation Committee had secured tolling agreements with the demand’s targets and that the Company had not released any claims covered by the demand.

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

On May 27, 2022, Plaintiffs Fletcher and Rubin received a letter from counsel for the Company, Board, and Special Litigation Committee. In the letter, counsel informed Plaintiffs Fletcher and Rubin that the Special Litigation Committee would defer taking action in response to Plaintiffs Fletcher’s and Rubin’s demand due to three pending related derivative actions, and that “conducting an investigation at this time may compromise or otherwise prejudice Funko’s positions in the existing litigation.” Counsel did not respond to Plaintiffs Fletcher’s and Rubin’s repeated request for confirmation that the Special Litigation Committee had secured tolling agreements.

On July 5, 2022, Plaintiffs Fletcher and Rubin filed a complaint in Delaware Court of Chancery, alleging that their litigation demand was wrongfully refused and asserting claims on Funko’s behalf against the Individual Defendants for breach of fiduciary duties and unjust enrichment (the previously defined “Delaware Demand Made Action”).

On March 13, 2023, Plaintiffs Fletcher and Rubin filed a letter stating that the Settling Parties had agreed in principle to settle their dispute and are in the process of finalizing settlement documents.

C.	Settlement Negotiations

On December 21, 2021, counsel for the plaintiffs in the Demand Futility Action served the Defendants with a settlement demand.

On April 27, 2022 counsel for parties in the Demand Futility Action attended a full-day mediation (the “Full-Day Mediation”) organized and conducted by Michelle Yoshida, Esq. of Phillips ADR Enterprises (the “Mediator”).

While the Full-Day Mediation ended without a settlement, counsel for parties in the Demand Futility Action nonetheless made meaningful progress and continued

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

their settlement negotiations after the Full-Day Mediation, with the Mediator’s assistance. Additional detailed written proposals and counter-proposals were exchanged and debated in numerous communications.

On May 16, 2022, Plaintiff Smith served a detailed settlement demand on counsel for the Board in the Demand Made Action.

Counsel for Plaintiffs in the Demand Made Action and the Delaware Demand Made Action (collectively, the “Demand Made Actions”) thereafter began coordinating efforts and, on July 15, 2022, served the Defendants with a joint settlement demand.

Between August 1, 2022, and December 8, 2022, the Settling Parties exchanged numerous detailed and extensive written proposals and counter-proposals and debated in numerous communications the terms of settlement.

On December 14, 2022, counsel for Plaintiffs in the Demand Made Actions, along with counsel for the Defendants, participated in a half-day Zoom video conference mediation (the “Half-Day Mediation”) organized and conducted by the Mediator.

While the December 14, 2022, Half-Day Mediation ended without a settlement, the Settling Parties nonetheless made meaningful progress and continued their settlement negotiations in the months following the Half-Day Mediation, with the Mediator’s assistance. Additional detailed written proposals and counter-proposals were exchanged and debated in numerous communications.

On March 10, 2023, the Settling Parties reached an agreement in principle on the corporate governance measures that will be adopted by Funko as consideration for a global resolution of the Litigation. Thereafter, the Settling Parties negotiated and finalized the formal operative terms of the Settlement as set forth in this Stipulation (“Settlement”).

After the Settling Parties reached an agreement in principle on the material

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

substantive terms to resolve the Litigation, Plaintiffs’ Counsel and Defendants’ Counsel commenced negotiations regarding an appropriate amount of attorneys’ fees and expenses commensurate with the value of the Settlement benefits and the contributions of Plaintiffs’ Counsel to the Settlement. The fee negotiations were facilitated and supervised by the Mediator, who was familiar with the complexity of the issues, risks, and challenges confronted by Plaintiffs, as well as the Plaintiffs’ Counsel’s efforts in securing the Settlement benefits. Following a number of exchanges through the Mediator, on October 5, 2023, Plaintiffs’ Counsel and Defendants’ Counsel accepted the Mediator’s proposal, agreeing to the Fee and Expense Amount (as defined in §V.5.1, infra) of $2,150,000, subject to Court approval.

II.	PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE BENEFIT OF SETTLEMENT

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Litigation have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs have concluded that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Litigation against Defendants through trials and possible appeals.

Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Litigation, as well as the difficulties and delays inherent in such litigation. Based

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of Funko and Current Funko Stockholders, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement’s guarantee of substantial benefits conferred upon Funko and Current Funko Stockholders in the form of the Corporate Governance Measures reflected in Exhibit A hereto (the “Measures”) is fair, reasonable and adequate consideration for forgoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of Funko and Current Funko Stockholders.

Plaintiffs’ Counsel attest that they conducted an investigation relating to the claims and the underlying events alleged in the Litigation, including, but not limited to: (i) reviewing and analyzing Funko’s public filings with the U.S. Securities and Exchange Commission (the “SEC”), press releases, announcements, transcripts of investor conference calls, and news articles; (ii) reviewing and analyzing the investigations in publicly-available pleadings against Funko related to the allegations in the Litigation; (iii) reviewing and analyzing the allegations contained in the related Securities Class Action; (iv) researching, drafting, and filing stockholder derivative complaints; (v) reviewing internal corporate documents that were produced to Plaintiffs by Funko in connection with the Litigation; (vi) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Litigation and the potential defenses thereto; (vii) researching corporate governance issues; (viii) preparing detailed litigation and settlement demands on behalf of various Plaintiffs; (ix) participating in the Full-Day Mediation as well as the Half-Day Mediation; (x) engaging in extensive pre- and post-mediation settlement discussions and exchanging extensive corporate governance reform proposals and counteroffers, with the Mediator and counsel for the Defendants; and (xi) negotiating and drafting the settlement documentation for presentment to the Court.

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

Plaintiffs’ Counsel’s views are further informed by their experience and thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Plaintiffs’ Counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting litigation demands and pleadings, and during the lengthy substantive written and verbal exchanges with Defendants’ Counsel and the Mediator.

Accordingly, Plaintiffs have agreed to settle the Litigation upon the terms and subject to the conditions set forth herein having fully vetted the strengths and weaknesses of the relevant factual issues and legal claims for the benefit of the Company and its stockholders.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Litigation and deny any and all allegations of fault, wrongdoing, liability, or damages whatsoever. The Individual Defendants affirm that at all relevant times they acted properly, lawfully, in good faith, in full accord with their fiduciary duties, and in a manner they reasonably believed to be in the best interests of Funko and its stockholders. Further, the Individual Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Litigation. The Individual Defendants deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Funko or its stockholders, or any wrongdoing whatsoever. The Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the Litigation.

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

Without admitting the validity of any of the allegations or claims that Plaintiffs have asserted in the Litigation, or any liability with respect thereto, the Defendants have concluded that it is desirable that the claims be fully, finally, and forever resolved, discharged, and settled on the terms and subject to the conditions set forth herein. The Defendants have taken into account the uncertain outcome, risk, and expense inherent in any litigation, especially complex litigation such as this Litigation. The Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation of the Litigation. Neither this Stipulation, nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Settlement:

(i) is, may be construed as, or may be used as, an admission of, or evidence of, the truth or validity of any of the Released Claims, any claims or allegations made in the Litigation, or any purported acts or omissions by the Defendants or any one of them;

(ii) is, may be construed as, or may be used as, an admission of, or evidence of, any fault, omission, negligence, wrongdoing, or breach of duty by the Defendants or any one of them, or any concession of liability whatsoever; or

(iii) is, may be construed as, or may be used as, an admission of, or evidence of, a concession by any Defendant of any infirmity in the defenses that any Defendant asserted or could have asserted in the Litigation, or otherwise.

IV.	BOARD APPROVAL

The outside non-employee members of Funko’s Board (including all independent non-defendant members) have determined, in a good faith exercise of their business judgment, that: (i) the litigation demands, the Litigation, and the Plaintiffs’ and Plaintiffs’ Counsels’ efforts were a substantial and material factor in Funko’s decision to adopt, implement and maintain the Measures for the agreed upon

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

term; (ii) the Measures provide a significant and material benefit to Funko and its stockholders; and (iii) the Settlement and each of its terms are fair, reasonable, and in the best interests of Funko and its stockholders.

V.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

Plaintiffs (for themselves and derivatively on behalf of Funko), the Individual Defendants, and nominal defendant Funko, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to approval by the Court, in consideration of the benefits flowing to the Settling Parties hereto, the Litigation and all of the Released Claims shall be fully, finally, and forever compromised, settled, released, discharged, and dismissed with prejudice and with full preclusive effect as to all Parties, upon the terms and subject to the conditions set forth herein as follows:

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document in the form of the exhibits to this Stipulation, the definition set forth below shall control.

1.1 “Board” means the Funko Board of Directors.

1.2 “Demand Futility Action” means the consolidated action, In re Funko, Inc. Derivative Litigation, Lead Case No. 2:20-cv-03740 (C.D. Cal.), pending in the Court before the Honorable Wesley L. Hsu.

1.3 “Demand Made Action” means Smith v. Mariotti, Case No.2:22-cv-3155 (C.D. Cal.), pending in the Court before the Honorable Wesley L. Hsu.

1.4 “Court” refers to the United States District Court for the Central District of California before the Honorable Wesley L. Hsu.

1.5 “Current Funko Stockholders” means any Person who owns Funko common stock as of the date of the execution of this Stipulation and continues to hold

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

their Funko common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Funko, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.6 “Defendants” means, collectively, the Individual Defendants and nominal defendant Funko.

1.7 “Defendants’ Counsel” means Latham & Watkins LLP.

1.8 “Delaware Demand Made Action” means Funko, et al. v. Mariotti, et al., C.A. No. 2022-0591 (Del. Ch.), pending in the Delaware Chancery Court before the Honorable Morgan T. Zurn.

1.9 “Effective Date” means the first date by which all of the events and conditions specified in §V.6.1 herein have been met and have occurred.

1.10 “Fee and Expense Amount” means the terms of the sum to be paid to Plaintiffs’ Counsel and for their attorneys’ fees and expenses, as detailed in §V.5.1, et seq. of this Stipulation, subject to approval by the Court.

1.11 “Final” means the date upon which the last of the following shall occur with respect to the Final Order and Judgment approving this Stipulation, substantially in the form of Exhibit E attached hereto: (i) if no appeal has been filed, the expiration of the time to file a notice of appeal from the Judgment; or (ii) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (iii) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall include any motion to alter or amend under Rule 52(b) or Rule 59(e) of the Federal Rules of Civil Procedure, any appeal as of right, discretionary appeal, interlocutory appeal, petition for writ of certiorari, or any other proceeding involving writs of

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

certiorari or mandamus, and any other proceedings of like kind. However, for purposes of this paragraph an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of service awards to the Plaintiffs. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, or the payment of service awards to the Plaintiffs shall not in any way delay or preclude the Judgment from becoming Final.

1.12 “Final Order and Judgment” means the final order judgment to be entered by the Court, substantially in the form attached hereto as Exhibit E.

1.13 “Funko” or the “Company” means nominal defendant Funko, Inc. and includes all of its parents, subsidiaries, predecessors, successors, assigns, affiliates, officers, directors, stockholders, owners, members, managers, employees, representatives, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributes, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, any other person or entity acting or purporting to act for it or on its behalf.

1.14 “Individual Defendants” means, collectively, Brian Mariotti, Russell Nickel, Jennifer Fall Jung, Andrew Mark Perlmutter, Kenneth R. Brotman, Gino Dellomo, Adam M. Kriger, Sarah Kirshbaum Levy, Charles Denson, Diane Irvine, and Michael Lunsford.

1.15 “Litigation” means: (i) the Demand Made Action; (ii) the Demand Futility Action; and (iii) the Delaware Demand Made Action.

1.16 “Mediator” means Michelle Yoshida, Esq. of Phillips ADR Enterprises.

1.17 “Notice” means the Notice of Proposed Derivative Settlement and of Settlement Hearing, substantially in the form of Exhibit C attached hereto.

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

1.18 “Person(s)” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, administrators, parents, subsidiaries, affiliates, representatives, or assignees.

1.19 “Plaintiffs” means, collectively, Grant Smith, Richard Fletcher, Nathan Rubin, Franco Cassella, Dean Marconi, Jacoby Plummer, Amber Evans, and Michael Igelido.

1.20 “Plaintiffs’ Counsel” means: (i) Johnson Fistel LLP, 501 West Broadway, Suite 800, San Diego, CA 92101; (ii) Robbins LLP, 5060 Shoreham Place, Suite 300, San Diego, CA, 92122; (iii) Bragar Eagel & Squire, P.C., 580 California Street, Suite 1200, San Francisco, CA 94104; (iv) The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, New York, NY 10016; (v) Gainey McKenna & Egleston, 501 Fifth Avenue, 19th Floor, New York, NY 10017; and (vi) The Brown Law Firm, P.C. 767 Third Avenue, Suite 2501, New York, NY 10017.

1.21 “Preliminary Approval Order” means the Order to be entered by the Court, substantially in the form of Exhibit B attached hereto, preliminarily approving the terms and conditions of the Settlement as set forth in this Stipulation, directing that Notice be provided to Current Funko Stockholders, and scheduling a Settlement Hearing to consider whether the Settlement, Fee and Expense Amount, and Plaintiff Service Awards should be finally approved.

1.22 “Related Person(s)” means each of a Person’s past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, divisions, subsidiaries, officers, directors, stockholders, owners, members, managers, representatives, employees, attorneys, financial or investment advisors, consultants,

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns.

1.23 “Released Claim(s)” means collectively) all claims or causes of action (including known and unknown claims), including, but not limited to, any claims for damages, injunctive relief, interest, attorneys’ fees, expert, or consulting fees, and any and all other costs, expenses, or liabilities whatsoever, against any of the Released Persons that: (i) were asserted or could have been asserted derivatively in the Litigation; (ii) would have been barred by res judicata had the Litigation been fully litigated to final judgment; (iii) that have been, could have been, or could in the future be, asserted derivatively in any forum or proceeding or otherwise against any of the Released Persons that concern, are based upon, involve, or arise out of, or relate to any of the subject matters, allegations, transactions, facts, events, occurrences, disclosures, representations, statements, omissions alleged, acts, failures to act, alleged mismanagement, misconduct, concealment, alleged misrepresentations, alleged violations of local, state or federal law, sale of stock, or other matters involved, set forth, or referred to, or could have been alleged in or encompassed by, the complaints in the Litigation; or (iv) arise out of, relate to, or concern the defense, settlement, or resolution of the Litigation, or the Released Claims. For the avoidance of doubt, Released Claims include the claims pending in Silverberg ex rel. Funko, Inc. v. Mariotti, C.A. No. 2021-0517 (Del. Ch.). Released Claims shall not include (i) claims to enforce the terms of the Stipulation of Settlement and/or the judgment entered pursuant thereto, or (ii) the direct claims made in the Securities Class Action.

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

1.24 “Released Person(s)” means collectively each and all of the Defendants and the Defendants’ Related Persons. “Released Person” means, individually, any of the Released Persons.

1.25 “Releasing Person(s)” means Plaintiffs (for themselves and derivatively on behalf of Funko), Current Funko Stockholders, and each of Plaintiffs’ and Current Funko Stockholders’ Related Persons.

1.26 “Securities Class Action” means Ferreira v. Funko, Inc., et al, No. 2:20-cv-02319 (C.D. Cal.).

1.27 “Settling Parties” means, collectively, Plaintiffs (on behalf of themselves and derivatively on behalf of Funko), Individual Defendants, and nominal defendant Funko.

1.28 “Settlement” means the agreement, terms, and conditions contained in this Stipulation and its exhibits.

1.29 “Settlement Hearing” means a hearing by the Court to review the adequacy, fairness, and reasonableness of the Settlement set forth in this Stipulation and to determine: (i) whether to enter the Judgment; and (ii) all other matters properly before the Court.

1.30 “Stipulation” means this Stipulation and Agreement of Settlement, dated March 4, 2024.

1.31 “Summary Notice” means the Summary Notice of Proposed Derivative Settlement, substantially in the form of Exhibit D attached hereto.

1.32 “Unknown Claims” means any claim a Person does not know or suspect to exist in his, her, or its favor at the time of the releases provided for herein, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons as described herein, or might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date,

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

the Releasing Persons shall expressly waive, and shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits conferred by or under California Civil Code §1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

The Settling Parties shall expressly waive, and the Releasing Persons shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any United States federal law or any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent in effect to California Civil Code § 1542. The Settling Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the released claims, but it is the intention of the Settling Parties completely, fully, finally, and forever to compromise, settle, release, discharge, and extinguish any and all of the Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, even if concealed or hidden, which now exist, heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of additional or different facts, and based upon any theory of law or equity, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule. The Settling Parties acknowledge, and the Releasing Persons shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and was a material element of the Settlement.

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

2.	Terms Of The Settlement

2.1 Not later than its second regular quarterly meeting immediately following an order approving the Settlement by the Court, Funko shall adopt the Measures set forth in Exhibit A for a period of at least four (4) years from the date of their adoption (the “Minimum Term”), unless a different term is set forth in Exhibit A, and except as necessary to comply with applicable law, regulation, or court order. The Measures may only be modified in the event a majority of the independent members of Funko’s Board of Directors determines in a good faith exercise of their business judgment that such modification is necessary to comply with an applicable law, regulation, or fiduciary duty. In that event, the Board shall endeavor in good faith to, within sixty (60) days of the discontinuance of the Reform, adopt a substitute measure that accomplishes substantially the same objective. Any changes that are made pursuant to the foregoing shall be disclosed in a Form 8-K filed with the SEC, no later than thirty (30) days from such change(s).

3.	Approval And Notice

3.1 Within ten (10) business days after the execution of this Stipulation, Plaintiff in the Demand Made Action shall submit this Stipulation, together with its exhibits, to the Court and apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting, inter alia: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the method of providing notice of the proposed Settlement to Current Funko Stockholders; (iii) approval of the form of Notice and Summary Notice attached hereto as Exhibit C and the Summary Notice attached hereto as Exhibit D; and (iv) a date for the Settlement Hearing.

3.2 Within twenty (20) days after the entry of an order by the Court preliminarily approving the settlement, Funko shall: (1) post a copy of the Notice (Exhibit C) and the Stipulation of Settlement and exhibits thereto on the investor

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

relations page of the Company’s website; (2) publish the Summary Notice (Exhibit D) in Investor’s Business Daily and issue a press release with GlobeNewswire; and (3) file with the SEC the Notice (Exhibit C) and Stipulation of Settlement and exhibits thereto as exhibits to an SEC Form 8-K. The Notice and the Summary Notice shall provide a link to the investor relations page on Funko’s website where the Notice and Stipulation of Settlement and exhibits thereto may be viewed, which page will be maintained through the date of the final settlement hearing. Funko shall pay all costs of this notice program, or any other form and manner of notice as may be required by the Court. The Settling Parties agree that the content and manner of notice set forth herein constitutes adequate and reasonable notice to Current Funko Stockholders under applicable law and consistent with due process standards. Before the Settlement Hearing, Defendants’ Counsel shall file with the Court a declaration confirming the effectuation of the notice program as ordered by the Court.

3.3 The Demand Made Action Counsel, Johnson Fistel, LLP (“Johnson Fistel”), shall request that the Court hold the Settlement Hearing to approve the Settlement and the Fee and Expense Amount and Plaintiffs’ Service Awards at least forty-five (45) calendar days after the notice program detailed in §V.3.2 above is given.

3.4 Pending the Court’s determination as to final approval of the Settlement, Plaintiffs, Plaintiffs’ Counsel, and any Funko stockholders, derivatively on behalf of Funko, are barred and enjoined from commencing, prosecuting, instigating, intervening in, receiving any benefits or other relief from, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons in any court or tribunal.

4.	Releases

4.1 Upon the Effective Date, Funko, Plaintiffs (on behalf of themselves and derivatively on behalf of Funko), and all other Releasing Persons (derivatively on

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

behalf of Funko) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Persons from the Released Claims. The Releasing Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from initiating, instituting, commencing, maintaining, or prosecuting any of the Released Claims against any of the Released Persons. Upon the Effective Date, the Releasing Persons shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law, or principle of common law, which may have the effect of limiting the foregoing release. The foregoing release shall include a release of Unknown Claims.

4.2 Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Releasing Persons from all claims, sanctions, actions, liabilities, or damages arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Released Claims. The foregoing release shall include a release of Unknown Claims.

4.3 Notwithstanding §V.4.1–§V.4.2 above, nothing in the Stipulation or the Judgment shall provide a release of any claims to enforce this Stipulation, the Settlement, or the Judgment or bar any action by any Settling Party to enforce the terms of the Stipulation, the Settlement, or the Judgment. In addition, nothing in §V.4.1–§V.4.2 above is intended to release any rights to indemnification, insurance coverage, or advancement of expenses that any Released Person has or may have under any insurance policy, contract, bylaw, or charter provision, or under Delaware law, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

5.	Separately Negotiated Fee And Expense Amount And Plaintiffs’ Service Awards

5.1 After reaching agreement in principle on the substantive consideration for the Settlement, the Settling Parties commenced good faith, arm’s-length negotiations concerning a fair and reasonable amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel, overseen and assisted by the Mediator. Pursuant to a formal mediator’s proposal issued by the Mediator and accepted by all parties, and in recognition of the substantial benefits provided to Funko and Current Funko Stockholders as a result of the Settlement, Defendants’ D&O insurers have agreed to pay to Plaintiffs’ Counsel an award of attorneys’ fees and expenses in the total amount of $2,150,000 (the “Fee and Expense Amount”), subject to approval by the Court. The Settling Parties mutually agree that the Fee and Expense Amount is fair and reasonable in light of the substantial benefits conferred upon Funko and Current Funko Stockholders by the Settlement.

5.2 The Fee and Expense Amount shall be transferred to a trust account (the “Trust Account”) held by Johnson Fistel, as receiving agent for Plaintiffs’ Counsel, within the later of: thirty (30) calendar days after (i) entry of the Preliminary Approval Order by the Court, or (ii) receipt by Defendants’ Counsel of the appropriate payment instructions and Johnson Fistel’s Form W-9. Defendants and Defendants’ Counsel shall have no responsibility for, nor bear any risk or liability with respect to, the Trust Account, its operation, and any taxes or expenses incurred in connection with the Trust Account. Johnson Fistel shall be solely responsible for any administrative costs associated with the Trust Account as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate.

5.3 The Fee and Expense Amount shall remain in the Trust Account until the entry of the Judgment by the Court finally approving the Settlement, at which time

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

the Fee and Expense Amount shall be immediately releasable to Plaintiffs’ Counsel. Should the Court order the payment of attorneys’ fees and expenses in an amount less than the agreed Fee and Expense Amount, then only the Court-approved amount, plus interest earned thereon, shall be released to Plaintiffs’ Counsel from the Trust Account, and all remaining amounts shall be returned to Defendants’ D&O insurers within fifteen (15) calendar days of the entry of the Judgment.

5.4 Payment of the Fee and Expense Amount shall constitute final and complete payment for all of Plaintiffs’ Counsel’s attorneys’ fees and expenses in connection with the Litigation. Plaintiffs’ Counsel shall allocate the Fee and Expense Amount among themselves according to their agreement. Any disputes concerning allocation of the Fee and Expense Amount shall be mediated, and if necessary, decided on a final non-appealable basis, by the Mediator, on the terms and conditions set forth by the Mediator. Defendants and Defendants’ Counsel shall have no responsibility for the allocation or distribution of the Fee and Expense Amount amongst Plaintiffs’ Counsel. Defendants shall have no obligation to make any payment to Plaintiffs’ Counsel other than the payment to the Trust Account by Funko’s insurers as provided in §V.5.1–§V.5.2 herein.

5.5 If for any reason, any condition in §V.6.1 is not met, if the Stipulation does not become effective or is in any way canceled or terminated, or if the Judgment does not become Final (individually or collectively, a “Triggering Event”), each of Plaintiffs’ Counsel (and each of their successors) shall be obligated to repay to Defendants’ D&O insurers, within fifteen (15) calendar days of the Triggering Event, the amount of the Fee and Expense Amount, or part thereof, that they received respectively. To the extent all or any remaining portion of the Fee and Expense Amount remains in the Trust Account at the time of a Triggering Event, then Johnson Fistel will return all (or any remaining portion) of the Fee and Expense Amount to Defendants’ D&O insurers (with the interest accrued thereon) within fifteen (15) calendar days of the Triggering Event.

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

5.6 The Trust Account, Johnson Fistel (as receiving agent), and each of Plaintiffs’ Counsel who receives any portion of the Fee and Expense Amount shall be subject to the Court’s jurisdiction for the purposes of enforcing §V.5.5 herein or any other of the provisions herein related to the Fee and Expense Amount (except as otherwise provided above).

5.7 Except as otherwise provided herein, each of the Settling Parties shall bear his, her, or its own costs and attorneys’ fees.

5.8 In light of the benefits they have helped to create for all Current Funko Stockholders, each of the Plaintiffs may apply for Court-approved Service Awards in the amount of as much as $2,500.00 each (the “Service Awards”). The Service Awards shall be funded exclusively from the Fee and Expense Amount. Defendants shall take no position on whether the Court should approve the Service Awards, and Defendants shall have no obligation to pay any such Service Award.

6.	Conditions Of Settlement, Effect Of Disapproval, Cancellation, Or Termination

6.1 The Effective Date of the Stipulation shall be conditioned upon the occurrence of all of the following events:

(i) Court approval of the Settlement and approval of the content and method of providing notice of the proposed Settlement to Current Funko Stockholders, and the subsequent dissemination of the Notice to Current Funko Stockholders;

(ii) Court entry of the Judgment, in all material respects in the form set forth as Exhibit E, approving the Settlement and dismissing the Demand Made Action with prejudice, without awarding costs to any party, except as provided herein;

(iii) The payment of the Fee and Expense Amount in accordance with §V.5.1–§V.5.2 hereof;

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

(iv) The passing of the date upon which the Judgment becomes Final; and

(v) Dismissal with prejudice of the Demand Futility Action and the Delaware Demand Made Action.

6.2 If any of the conditions specified in §V.6.1 are not met, then the Stipulation shall be canceled and terminated subject to §V.6.4, and the Settling Parties shall be restored to their respective positions in the Litigation as of the date immediately preceding the date of this Stipulation, unless Plaintiffs’ Counsel and Defendants’ Counsel mutually agree in writing to proceed with the Stipulation. Notwithstanding anything herein to the contrary, an order or proceeding relating to the Fee and Expense Amount, or any appeal from any order relating thereto (or reversal or modification thereof), shall not operate to cancel the Stipulation, allow for the termination of the Settlement, or affect or delay the finality of the Judgment.

6.3 In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, including pursuant to §V.6.2 supra, all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any of the Settling Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Litigation. In such event, the terms and provisions of the Stipulation, with the exception of §V.5.7, §V.6.3, §V.8.4–§V.8.5 and §V.8.14–§V.8.15, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Litigation for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

6.4 Within ten (10) business days of the date that the Judgment becomes Final, the parties in the Demand Made Action, the Demand Futility Action, and the

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

Delaware Demand Made Action shall file the necessary documents for voluntary dismissal of their respective actions with prejudice in accordance with local rules. The Settling Parties agree to cooperate to accomplish the terms as set forth herein.

7.	Bankruptcy

7.1 In the event any proceedings by or on behalf of Funko, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals to effectuate this Stipulation in a timely and expeditious manner.

7.2 In the event of any Bankruptcy Proceedings by or on behalf of Funko, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases, and approvals from the Bankruptcy Court to carry out the terms and conditions of the Stipulation.

8.	Miscellaneous Provisions

8.1 The Settling Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Litigation. The Settling Parties further agree that the terms of the Settlement were negotiated in good faith and at arm’s length by the Settling Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. The Settling Parties agree not to assert under Rule 11 of the Federal Rules of Civil Procedure or any similar law, rule, or regulation, that the Litigation actions were brought or defended in bad faith or without a reasonable basis.

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

8.3 Each of the Individual Defendants expressly denies and continues to deny all allegations of wrongdoing, liability, or damages against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Litigation.

8.4 Whether or not the Settlement is approved by the Court, and whether or not the Settlement is consummated, the fact and terms of this Stipulation (including any exhibits attached hereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement):

(a) shall not be offered, received, or used in any way against the Settling Parties as evidence of, or be deemed to be evidence of, (i) a presumption, concession, or admission by any of the Settling Parties with respect to the truth of any fact alleged by Plaintiffs, or (ii) the validity, or lack thereof, of any claim that has been or could have been asserted or raised in the Litigation or in any other litigation, (iii) the deficiency or infirmity of any defense that has been or could have been asserted or raised in the Litigation or in any other litigation, or (iv) any fault, wrongdoing, negligence, or liability of any of the Released Persons;

(b) shall not be offered, received, or used in any way (i) against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person, or (ii) against Plaintiffs as evidence of any infirmity in their claims;

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

(c) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission, or wrongdoing, or in any way referred to for any other reason as against the Released Persons in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal.

8.5 Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement, and file the Stipulation, the Court order approving the Stipulation, and/or the Judgment, in any pending action or any action that may be brought against them to effectuate the protections granted them hereunder, including, without limitation, to support a defense, claim, or dispositive motion based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or claim under United States federal or state law or foreign law. For the avoidance of doubt, the Released Persons may refer to the Settlement, and file the Stipulation, the Court order approving the Stipulation, and/or the Judgment, in Silverberg ex rel. Funko, Inc. v. Mariotti, C.A. No. 2021-0517 (Del. Ch.), in order to secure dismissal of that litigation, consistent with the terms of the releases herein.

8.6 The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.7 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Settling Parties or their respective successors-in-interest. Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

8.8 This Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Settling Parties with respect to the Litigation, constitute the entire agreement among the Settling Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

8.9 The waiver by one party of any breach of the Settlement by any other party shall not be deemed a waiver of any other prior or subsequent breach of the Settlement. The provisions of the Settlement may not be waived except by a writing signed by the affected party, or counsel for that party.

8.10 The headings in the Stipulation and its exhibits are used for the purpose of convenience only and are not meant to have legal effect.

8.11 The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties, the Released Persons, and the Releasing Persons. The Settling Parties agree that this Stipulation will run to their respective successors-in-interest, and they further agree that any planned, proposed, or actual sale, merger or change-in-control of Funko shall not void this Stipulation, and that, in the event of a planned, proposed, or actual sale, merger, or change-in-control of Funko, they will continue to seek final approval of this Stipulation expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee and Expense Amount. For the avoidance of doubt, and notwithstanding this provision, nothing in this Stipulation shall bind or obligate any such successor-in-interest to maintain the Measures set forth in Exhibit A.

8.12 The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of California and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

internal, substantive laws of the State of California without giving effect to that State’s choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.13 This Stipulation shall not be construed more strictly against one Settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that it is the result of arm’s-length negotiations among the Settling Parties and all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.

8.14 All agreements made and orders entered during the course of the Litigation relating to the confidentiality of information and documents shall survive this Stipulation.

8.15 Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended, or shall be deemed, to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants’ privilege, or work product immunity; further, all information and documents transmitted between Plaintiffs’ Counsel, on the one hand, and Defendants’ Counsel, on the other hand, in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any United States federal or state court, or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or forum.

8.16 The Settling Parties intend that the Court retain jurisdiction for the purpose of effectuating and enforcing the terms of the Settlement.

8.17 Each Person executing the Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and their Related Persons.

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH-MAA

IN WITNESS WHEREOF, the Settling Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of March 4, 2024.

LATHAM & WATKINS LLP

/s/ Thomas Giblin
Thomas Giblin 885 Third Avenue
New York, NY 10022
Telephone: (212) 906-1200

Counsel for the Individual Defendants and Nominal Defendant Funko, Inc.

THE ROSEN LAW FIRM, P.A.	JOHNSON FISTEL LLP

/s/ Erica Stone	/s/ Brett M. Middleton
Erica Stone	Brett M. Middleton
275 Madison Avenue, 40th Floor	501 West Broadway, Suite 800
New York, NY 10016	San Diego, CA 92101
Telephone: (212) 686-1060	Telephone: (619) 230-0063

Counsel for Plaintiff Grant Smith

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH (PJW)

GAINEY MCKENNA & EGLESTON	ROBBINS LLP

/s/ Thomas J. McKenna	/s/ Craig W. Smith
Thomas J. McKenna	Craig W. Smith
501 Fifth Avenue, 19th Floor	5060 Shoreham Place, Suite 300
New York, NY 10017	San Diego, CA 92122
Telephone: (212) 983-1300	Telephone: (619) 525-3990

Counsel for Plaintiff Richard Fletcher

THE BROWN LAW FIRM, P.C.	BRAGAR EAGEL & SQUIRE, P.C.

/s/ Timothy Brown	/s/ Melissa A. Fortunato
Timothy Brown	Melissa A. Fortunato
767 Third Avenue, Suite 2501	580 California Street, Suite 1200
New York, NY 10017	San Francisco, CA 94104
Telephone: (516) 922-5427	Telephone: (415) 568-2124

Counsel for Plaintiffs Franco Cassella, Dean Marconi, Jacoby Plummer, Amber Evans, and Michael lgelido	Counsel for Plaintiff Nathan Rubin

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH (PJW)

GAINEY MCKENNA & EGLESTON	ROBBINS LLP

/s/ Thomas J. McKenna	/s/ Shane P. Sanders
Thomas J. McKenna	Shane P. Sanders
501 Fifth Avenue, 19th Floor	5060 Shoreham Place, Suite 300
New York, NY 10017	San Diego, CA 92122
Telephone: (212) 983-1300	Telephone: (619) 525-3990

Counsel for Plaintiff Richard Fletcher

THE BROWN LAW FIRM, P.C.	BRAGAR EAGEL & SQUIRE, P.C.

/s/ Timothy Brown	/s/ Melissa A. Fortunato
Timothy Brown	Melissa A. Fortunato
767 Third Avenue, Suite 2501	580 California Street, Suite 1200
New York, NY 10017	San Francisco, CA 94104
Telephone: (516) 922-5427	Telephone: (415) 568-2124

Counsel for Plaintiffs Franco Cassella, Dean Marconi, Jacoby Plummer, Amber Evans, and Michael lgelido	Counsel for Plaintiff Nathan Rubin

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH (PJW)

GAINEY MCKENNA & EGLESTON	ROBBINS LLP

/s/ Thomas J. McKenna	/s/ Craig W. Smith
Thomas J. McKenna	Craig W. Smith
501 Fifth Avenue, 19th Floor	5060 Shoreham Place, Suite 300
New York, NY 10017	San Diego, CA 92122
Telephone: (212) 983-1300	Telephone: (619) 525-3990

Counsel for Plaintiff Richard Fletcher

THE BROWN LAW FIRM, P.C.	BRAGAR EAGEL & SQUIRE, P.C.

/s/ Timothy Brown	/s/ Melissa A. Fortunato
Timothy Brown	Melissa A. Fortunato
767 Third Avenue, Suite 2501	580 California Street, Suite 1200
New York, NY 10017	San Francisco, CA 94104
Telephone: (516) 922-5427	Telephone: (415) 568-2124

Counsel for Plaintiffs Franco Cassella, Dean Marconi, Jacoby Plummer, Amber Evans, and Michael lgelido	Counsel for Plaintiff Nathan Rubin

STIPULATION AND AGREEMENT OF SETTLEMENT

CASE NO. 2:22-CV-03155-WLH (PJW)

EXHIBIT A

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

SMITH v. MARIOTTI, et al., This Document Relates To: ALL ACTIONS.	Case No. 2:22-cv-03155-WLH-MAA EXHIBIT A – CORPORATE GOVERNANCE REFORM MEASURES

	Date:	April 12, 2024
	Time:	1:30 p.m.
	Courtroom:	9B, 9th Floor
	Judge:	Hon. Wesley L. Hsu

EXHIBIT A – CORPORATE GOVERNANCE REFORM MEASURES

CASE NO. 2:22-CV-03155-WLH (MAA)

EXHIBIT A

I.	SENIOR DIRECTOR OF ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG DIRECTOR”)

Funko shall institute the new position of Senior Director of Environmental, Social and Governance (“ESG Director”), reporting directly to the Chief Legal Officer. The ESG Director will be responsible for re-evaluating all aspects of Funko’s business through the lens of environmental, social, and governance policy and best practices—i.e., refining Funko’s business model with an emphasis on social responsibility and governance. To affect this goal, the ESG Director will be authorized and empowered to work with a team of cross-functional leaders and outside consultants, identify critical strategic ESG goals and develop a roadmap to achieve the same, collect data about key ESG performance indicators for the year in which the position is instituted, and report to the Board periodically about progress toward those goals.

II.	NEW INDEPENDENT DIRECTOR

On July 14, 2022, the Board increased its size from eight to nine members and appointed a new independent director, Trevor Edwards. Mr. Edwards also enhances the Board’s composition by providing underrepresented minority representation.

III.	BOARD AND COMMITTEE COMPOSITION AND PRACTICES

A.	Nominating and Corporate Governance Committee

1. The Nominating and Corporate Governance Committee shall include at least one woman and/or underrepresented minority member (as defined in NASDAQ Listing Rule 5605(f)) in the pool of candidates for Board vacancies.

2. The Company shall amend its Nominating and Corporate Governance Committee Charter to include the following provisions:

a. “Final approval of all prospective director candidates shall be determined only by the full Board of Directors.”

EXHIBIT A – CORPORATE GOVERNANCE REFORM MEASURES

CASE NO. 2:22-CV-03155-WLH (MAA)

b. “The Committee will ensure that the most-up-to date versions of the Corporate Governance Guidelines are made widely available to the public, through the Company’s website or otherwise, at the earliest opportunity after they have been updated or revised.”

c. “The Chair of the Committee may not serve as the Chair of any other committee of the Board.”

B.	Audit and Compliance Committee

1. The Company shall amend its Audit and Compliance Committee (the “Audit Committee”) Charter to include the following provisions:

a. “The Company may not appoint a Chief Financial Officer who, while employed by the Company’s external auditor, has been involved in the audit of the Company’s financial statements for the five (5) audit periods beginning immediately prior to the appointment.”

b. “The Audit Committee shall compile a list of potential independent auditors and update such list periodically.”

c. “The Chair of the Committee may not serve as the Chair of any other committee of the Board.”

C.	Compensation Committee

1. The Company shall amend its Compensation Committee Charter to include the following provisions:

a. “The Chair of the Committee may not serve as the Chair of any other committee of the Board.”

b. “The Compensation Committee will perform an annual review of compensation for all non-employee directors.”

2. In performing its annual review of compensation for non-employee directors, the Compensation Committee will review compensation for non-employee directors at companies that Funko considers to be appropriate for comparison purposes, and, based on such review, will make appropriate recommendations to the Board regarding changes to such compensation.

EXHIBIT A – CORPORATE GOVERNANCE REFORM MEASURES

CASE NO. 2:22-CV-03155-WLH (MAA)

D.	Composition and Practices of Board of Directors

1. The Company shall implement periodic training for all members of the Board, specifically designed for directors of publicly-traded companies, which pertains to the Company’s corporate governance policies and best practices for public disclosures.

2. The Company shall require each member of the Board to review and acknowledge the Company’s Code of Business Conduct and Ethics, and agree to be bound by it, on an annual basis.

3. The independent directors of the Board shall meet in executive session, outside the presence of any individual who serves as an executive officer of Funko, on a quarterly basis.

a. The independent directors will have the discretion, but not a requirement, to keep minutes of their meetings in executive session.

4. Management will prepare and distribute an inventory report to the Audit Committee on a quarterly basis.

a. The quarterly inventory report presented by management to the Audit Committee will include information about the current levels and changes in the Company’s gross and net inventory levels, including inventory on-hand and in- transit, its inventory reserves, and its inventory “turns” (or product costs divided by inventory on- hand and in-transit), as well as any other inventory-related topics or trends that management determines, in its business judgment, should be brought to the attention of the Audit Committee.

IV.	STOCKHOLDER MEETINGS AND PROPOSALS

A. During the annual stockholder meeting, stockholders shall have the right to ask questions and to receive answers and discussion from the CEO and the

EXHIBIT A – CORPORATE GOVERNANCE REFORM MEASURES

CASE NO. 2:22-CV-03155-WLH (MAA)

members of the Board where appropriate and consistent with the rules of conduct for the meeting. Stockholders may pose such questions orally if the meeting is being held in person and electronically if the meeting is being held virtually.

B. The Company shall require that, before the Company files a proxy statement that makes a recommendation concerning any stockholder proposal, a draft of that recommendation shall be reviewed by the Board.

C. The Board shall be authorized, at its discretion, to engage outside counsel or other advisors to assist in its review of any stockholder proposal at the expense of the Company.

V.	MANAGEMENT-LEVEL DISCLOSURE COMMITTEE ENHANCEMENTS

A. A record of all meetings of the Disclosure Committee shall be kept in formal meeting minutes.

B. Funko’s Chief Financial Officer, Controller, ESG Director, Chief Revenue Officer, Chief Operations Officer, and Director of Financial Reporting shall serve on the management-level Disclosure Committee, and will report directly to the Audit Committee on at least a quarterly basis. The Controller and Director of Financial Reporting shall serve as Co-Chairs of the Disclosure Committee.

C. On a regular basis, the Disclosure Committee shall review and evaluate relevant inventory and sales data, and other key operational metrics, in connection with the preparation and approval of the Company’s Form-Qs and Form 10-Ks before filing with the SEC.

VI.	INSIDER TRADING POLICY

A. The Company’s Chief Legal Officer or equivalent shall pre-approve the implementation and amendment of all 10b5-1 Trading Plans. The implementation or amendment of any such plan entered into by the CLO must be pre-cleared by the Company’s CFO.

EXHIBIT A – CORPORATE GOVERNANCE REFORM MEASURES

CASE NO. 2:22-CV-03155-WLH (MAA)

B. All proposed transactions in Funko securities by Section 16 officers not executed pursuant to a Rule 10b5-1 Trading Plan shall be pre-approved by the Chief Legal Officer or equivalent. The CFO must pre-clear any such transaction entered into by the Chief Legal Officer or equivalent.

VII.	EMPLOYEE TRAINING

The Company shall implement an annual training program for employees involved in preparing the Company’s financial statements, communications with the Company’s independent auditor, and disseminating or producing the Company’s public statements, which pertains to the Company’s Code of Business Conduct and Ethics, and compliance and ethics generally.

VIII.	DUTIES OF THE CONTROLLER

A. The Controller shall act as the liaison between management, including the Disclosure Committee, and the Audit Committee, in which capacity the Controller shall: (i) be responsible for assessing organizational risk for misconduct and noncompliance with applicable laws and regulations regarding financial matters; (ii) report material risks relating to compliance or disclosure issues regarding financial matters to the Audit Committee; and (iii) recommend further evaluation and/or remedial action, as necessary.

B. The Controller shall perform a review of Funko’s draft quarterly and annual reports filed with the SEC on Forms 10-Q and 10-K and related materials prior to their publication relating to the identification and disclosure of any material risks to Funko’s compliance with applicable laws and regulations regarding financial reporting and accurate reporting of any material issues concerning financial reporting that may merit disclosure to the Disclosure Committee; and

C. The Controller shall work with Funko’s Chief Legal Officer / Deputy General Counsel, or a Funko employee who they shall duly designate, to evaluate the adequacy of Funko’s internal controls regarding financial matters and developing

EXHIBIT A – CORPORATE GOVERNANCE REFORM MEASURES

CASE NO. 2:22-CV-03155-WLH (MAA)

proposals for improving these controls. This includes meeting with the Company’s Chief Legal Officer / Deputy General Counsel or their designee at least every quarter to discuss the Company’s inventory management, financial reporting and related controls, as well as remedial actions taken and recommendations from management, consistent with the Controller’s role on the Disclosure Committee.

IX.	DUTIES OF SENIOR LEGAL PERSONNEL

The Chief Legal Officer / Deputy General Counsel, or Funko employee who they shall duly designate, shall promptly report to the Audit Committee any allegations of compliance and ethics concerns relating to fraud, financial reporting violations, or material risks relating to Funko’s compliance with laws and regulations regarding financial reporting, and where necessary, recommend remedial actions, including public disclosure of the material risk, if warranted.

X.	DURATION OF CORPORATE GOVERNANCE ENHANCEMENTS

All Corporate Governance Reforms agreed to herein shall be implemented and maintained for a period of no less than four (4) years from the date of adoption, unless specified differently herein and except as necessary to comply with applicable law, regulation, or court order.

XI.	CONTRIBUTION OF PLAINTIFFS AND COUNSEL

The Company acknowledges that the litigation demands, derivative actions, and the Plaintiffs’ and Plaintiffs’ Counsels’ efforts were a substantial and material factor in Funko’s decision to adopt, implement and maintain the foregoing corporate governance, oversight, and internal controls improvements for the agreed upon term and provide a significant and material benefit to Funko and its stockholders.

EXHIBIT A – CORPORATE GOVERNANCE REFORM MEASURES

CASE NO. 2:22-CV-03155-WLH (MAA)

EXHIBIT B

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

SMITH v. MARIOTTI, et al., This Document Relates To: ALL ACTIONS.	Case No. 2:22-cv-03155-WLH-MAA EXHIBIT B – [PROPOSED] PRELIMINARY APPROVAL ORDER

	Date:	April 12, 2024
	Time:	1:30 p.m.
	Courtroom:	9B, 9th Floor
	Judge:	Hon. Wesley L. Hsu

EXHIBIT B – [PROPOSED] PRELIMINARY APPROVAL ORDER

CASE NO. 2:22-CV-03155-WLH-MAA

This matter came before the Court on Plaintiffs’ unopposed motion requesting that the Court enter an order: (i) preliminarily approving the proposed settlement (“Settlement”) of stockholder derivative claims brought on behalf of Funko, Inc. (“Funko” or the “Company”) in accordance with the Stipulation and Agreement of Settlement dated March 4, 2024 (the “Stipulation”); (ii) approving the form and manner of the notice of the Settlement to Current Funko Stockholders; and (iii) setting a date for the Settlement Hearing.1

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, which will resolve the above-captioned stockholder derivative action brought on behalf of Funko (the “Demand Made Action”), as well the claims in the related stockholder derivative actions detailed in the Stipulation;

WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for Funko and appears to be the product of serious, informed, non-collusive negotiations overseen by an experienced mediator; and

WHEREAS, the Court also finds, upon a preliminary evaluation, that Current Funko Stockholders should be apprised of the Settlement through the Settling Parties’ proposed form and means of notice; allowed to file objections, if any, thereto; and appear at the Settlement Hearing.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1. This Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

[1]

Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

EXHIBIT B – [PROPOSED] PRELIMINARY APPROVAL ORDER

CASE NO. 2:22-CV-03155-WLH-MAA

2. On    , 2024, at 1:30 p.m., First Street Courthouse, Courtroom 9B, 9th Floor, Los Angeles, California 90012, the Honorable Wesley L. Hsu will hold a hearing (the “Settlement Hearing”) at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice and Summary Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (iii) whether to enter the proposed Final Order and Judgment in its entirety, as set forth in Exhibit E to the Stipulation; (iv) whether the agreed-to Fee and Expense Amount as well as the Service Awards should be approved; and (v) such other matters as the Court may deem appropriate.

3. The Court reserves the right to: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current Funko Stockholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Funko Stockholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current Funko Stockholders.

4. The Court finds that the form, substance, and dissemination of information to Current Funko Stockholders regarding the proposed Settlement in the manner set out in this order (“Preliminary Approval Order”) constitutes the best notice practicable under the circumstances and complies with the Federal Rules of Civil Procedure and all other applicable law and due process.

5. Within ten (10) days after the entry of this Preliminary Approval Order, Funko shall: (1) post a copy of the Notice and the Stipulation, with its exhibits, on the Investor Relations page of the Company’s website; (2) publish the Summary Notice in Investor’s Business Daily online edition; and (3) file with the SEC a Current Report on Form 8-K, attaching the Notice and the Stipulation (including exhibits). The

EXHIBIT B – [PROPOSED] PRELIMINARY APPROVAL ORDER

CASE NO. 2:22-CV-03155-WLH-MAA

Notice and Summary Notice shall provide a link to the Investor Relations page of Funko’s website where the Notice and Stipulation with its exhibits may be viewed, which link shall be maintained through the date of the Settlement Hearing.

6. All costs incurred in the posting, filing, and publishing of the notice of the Settlement shall be paid by Funko, and Funko shall undertake all administrative responsibility for the posting, filing, and publishing of the notice of the Settlement.

7. Within twenty (20) days after the entry of this Preliminary Approval Order, Defendants’ Counsel shall file with the Court a declaration with respect to the posting, filing, and publishing of the notice of the Settlement as provided for in this Preliminary Approval Order.

8. Pending final determination as to whether the Settlement should be approved, Plaintiffs (for themselves and derivatively on behalf of Funko) and their Related Persons and Current Funko Stockholders and their Related Persons, and anyone who acts or purports to act on their behalf, are barred and enjoined from filing, commencing, prosecuting, instigating, intervening in, participating in, or receiving any benefits or other relief from any other lawsuit, arbitration, or administrative, regulatory, or other proceeding (including a motion or complaint in intervention in any such action or proceeding if the person or entity filing such motion or complaint in intervention purports to be acting as, on behalf of, for the benefit of, or derivatively for any of the above persons or entities) or order, in any jurisdiction or forum, as to the Released Persons based on or relating in any way to the Released Claims.

9. Current Funko Stockholders who wish to object to the fairness, reasonableness or adequacy of the Settlement or to any term(s) of the Settlement must both serve on Plaintiffs’ Counsel and Defendants’ Counsel (as set out below) and file with the Court a statement of objection, which must be received by no later than    , 2024 (which date shall be at least twenty-eight (28) calendar days before the date of the Settlement Hearing as initially set out in this Preliminary

EXHIBIT B – [PROPOSED] PRELIMINARY APPROVAL ORDER

CASE NO. 2:22-CV-03155-WLH-MAA

Approval Order). Any Current Funko Stockholder may object on his, her or its own, or through counsel hired at his, her or its own expense. Any Current Funko Stockholder’s objection should set out the specific reasons, if any, for each objection, including any legal support the Current Funko Stockholder wishes to bring to the Court’s attention and any evidence the Current Funko Stockholder wishes to introduce in support of such objections. The statement of objection must include the caption of the Demand Made Action and the following information: (i) the Current Funko Stockholder’s name, address, telephone number and e-mail address; (ii) the number of shares of Funko stock the Current Funko Stockholder currently holds, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership, and proof of being a current Funko stockholder as of March 4, 2024, through the present; (iii) if the objection is made by the Current Funko Stockholder’s counsel, that counsel’s name, address, telephone number and e-mail address; (iv) a statement of specific objections to the Settlement, the grounds therefor, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; (v) the identities of any witnesses such Person plans on calling at the Settlement Hearing, if any, along with a summary description of their likely testimony; and (vi) a list—including dates, courts, case names and numbers, and disposition—of any other Settlements to which the individual or entity has objected during the previous seven (7) years.

10. Any attorney retained by a Current Funko Stockholder for the purpose of objecting must both serve on Plaintiffs’ Counsel and Defendants’ Counsel (as set out below) and file with the Court a notice of appearance, which must be received by no later than    , 2024 (which date shall be at least twenty-eight (28) calendar days before the date of the Settlement Hearing as initially set out in this Preliminary Approval Order).

EXHIBIT B – [PROPOSED] PRELIMINARY APPROVAL ORDER

CASE NO. 2:22-CV-03155-WLH-MAA

11. A Current Funko Stockholder who wishes to object to the proposed Settlement does not need to attend the Settlement Hearing. However, any Current Funko Stockholder who files and serves a timely written objection pursuant to this Preliminary Approval Order—and only such Current Funko Stockholders—may appear at the Settlement Hearing either in person or through personal counsel retained at his, her or its own expense. Any Current Funko Stockholder’s counsel who intends to make an appearance at the Settlement Hearing must serve on Plaintiffs’ Counsel and Defendants’ Counsel (as set out below) and file with the Court a notice of intention to appear, which must be received by no later than    , 2024 (which date shall be at least twenty-eight (28) calendar days before the date of the Settlement Hearing as initially set out in this Preliminary Approval Order).

12. Any submissions made pursuant to paragraphs 9 through 11 of this Preliminary Approval Order must be sent or delivered to the following addresses:

a. The Court:

Clerk of Court

U.S. District Court for the Central District of California

350 West 1st Street, 4th Floor

Los Angeles, CA 90012

b. Plaintiffs’ Counsel:

Brett M. Middleton

JOHNSON FISTEL, LLP

501 West Broadway, Suite 800

San Diego, CA 92101

brettm@johnsonfistel.com

Timothy Brown

The Brown Law Firm, P.C.

767 Third Avenue, Suite 2501

New York, NY 10017

tbrown@thebrownlawfirm.net

EXHIBIT B – [PROPOSED] PRELIMINARY APPROVAL ORDER

CASE NO. 2:22-CV-03155-WLH-MAA

c. Defendants’ Counsel:

Thomas Giblin

LATHAM & WATKINS LLP

1271 Avenue of the Americas

New York, NY 10020

13. Counsel for the Settling Parties are directed to promptly inform each other of any submission served on them (or that otherwise comes into their possession) pursuant to paragraphs 8 through 10 of this Preliminary Approval Order.

14. Any Current Funko Stockholder who fails to comply with the requirements of this Preliminary Approval Order shall waive and forfeit any and all rights he, she or it may otherwise have to object and/or to appear separately at the Settlement Hearing. Current Funko Stockholders do not need to appear at the hearing or take any other action to indicate their approval of the Stipulation.

15. Any Current Funko Stockholder who submits an objection to the Stipulation shall be deemed to consent to the exclusive jurisdiction of this Court with respect to such objection and all issues that arise or relate to such objection, including any order issued or findings made by the Court regarding the objection.

16. The Settling Parties shall file with the Court (and serve on each other) any papers they wish to submit in support of the proposed settlement as follows:

a.

Any motions for final approval of the proposed Settlement must be filed and served at least thirty-five (35) days before the date of the Settlement Hearing as initially set by the Court in this Preliminary Approval Order; and

b.

Any reply papers or papers in response to objections must be filed and served at least fourteen (14) days before the date of the Settlement Hearing as initially set by the Court in this Preliminary Approval Order.

17. All proceedings in the Demand Futility Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.

EXHIBIT B – [PROPOSED] PRELIMINARY APPROVAL ORDER

CASE NO. 2:22-CV-03155-WLH-MAA

18. This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Current Funko Stockholders.

19. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing, liability, or non-liability of the Settling Parties or Released Persons, or of the validity or infirmity of any Released Claims, or of the validity or infirmity of any defense that has been or could have been asserted or raised in the Demand Made Action or any of the related stockholder derivative actions detailed in the Stipulation; or (ii) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

20. The Court reserves the right to hold the Settlement Hearing telephonically or by videoconference without further notice to Current Funko Stockholders. Any Current Funko Stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar and/or the Investors Relations page of Funko’s website for any change in date, time or format of the Settlement Hearing. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current Funko Stockholders. The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement, except as to those matters specifically referred to the Mediator in the Stipulation.

EXHIBIT B – [PROPOSED] PRELIMINARY APPROVAL ORDER

CASE NO. 2:22-CV-03155-WLH-MAA

IT IS SO ORDERED.
DATED:
HONORABLE WESLEY L. HSU

EXHIBIT B – [PROPOSED] PRELIMINARY APPROVAL ORDER

CASE NO. 2:22-CV-03155-WLH-MAA

EXHIBIT C

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

SMITH v. MARIOTTI, et al., This Document Relates To: ALL ACTIONS.	Case No. 2:22-cv-03155-WLH-MAA EXHIBIT C – NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE MATTERS

Date: April 12, 2024 Time: 1:30 p.m. Courtroom: 9B, 9th Floor Judge: Hon. Wesley L. Hsu

EXHIBIT C – NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF DERIVATIVE MATTERS; CASE NO. 2:22-CV-03155-WLH-MAA

TO:	ALL PERSONS OR ENTITIES WHO HOLD OR BENEFICIALLY OWN, DIRECTLY OR INDIRECTLY, FUNKO, INC. (“FUNKO” OR THE “COMPANY”) COMMON STOCK AS OF MARCH 4, 2024 (“CURRENT FUNKO STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED STOCKHOLDER DERIVATIVE ACTION (THE “ACTION”) BY ENTRY OF THE JUDGMENT BY THE COURT AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD FUNKO COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of the above-referenced stockholder derivative lawsuit as well as related suits. This Notice is provided by Order of the U.S. District Court for the Central District of California (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.

EXHIBIT C – NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF DERIVATIVE MATTERS; Case No. 2:22-CV-03155-WLH-MAA

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the following actions:

•	Smith v. Mariotti, No. 2:22-cv-03155-WLH (C.D. Cal.) (the “Demand Made Action”);

•	In re Funko, Inc. Derivative Litigation, No. 2:20-cv-03740-WLH (C.D. Cal.) (the “Demand Futility Action”); and

•	Fletcher v. Mariotti, No. 2022-0591 (Del. Ch.) (the “Delaware Demand Made Action”).

Plaintiffs in these actions (the “Litigation”), Grant Smith, Richard Fletcher, Nathan Rubin, Franco Cassella, Dean Marconi, Jacoby Plummer, Amber Evans, and Michael Igelido (on behalf of themselves and derivatively on behalf of Funko) (collectively “Plaintiffs”); individual defendants Brian Mariotti, Russell Nickel, Jennifer Fall Jung, Andrew Mark Perlmutter, Kenneth R. Brotman, Gino Dellomo, Adam M. Kriger, Sarah Kirshbaum Levy, Charles Denson, Diane Irvine, and Michael Lunsford (“Individual Defendants”); and nominal defendant Funko have agreed upon terms to settle the Litigation, through counsel, and have signed a written Stipulation and Agreement of Settlement (“Stipulation”) setting forth those settlement terms. Together, the Individual Defendants and nominal defendant Funko are referred to as “Defendants.”

On    , 2024, at 1:30 p.m., First Street Courthouse, Courtroom 9B, 9th Floor, Los Angeles, California 90012, the Honorable Wesley L. Hsu will hold a hearing (the “Settlement Hearing”) in the Action. The purpose of the Settlement Hearing is to determine, pursuant to Federal Rule of Civil Procedure 23.1: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether the notice of the Settlement to Current Funko Stockholders fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due

EXHIBIT C – NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF DERIVATIVE MATTERS; Case No. 2:22-CV-03155-WLH-MAA

process; (iii) whether a final judgment should be entered; (iv) whether the agreed-to Fee and Expense Amount and Service Awards to Plaintiffs should be approved; and (v) such other matters as may be necessary or proper under the circumstances.

The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current Funko Stockholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Funko Stockholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current Funko Stockholders. If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or the website of Funko (http://funko.com) for any change in date, time, or format of the Settlement Hearing.

II.	SUMMARY OF THE ACTION

A.	Description of the Derivative Actions and Settlement

Funko, a Delaware corporation, is a leading pop culture lifestyle company, that creates whimsical, fun and unique products that enable fans of TV shows, movies, video games, sports teams, and music to express their affinity for pop culture properties and trends. Funko is best known for its Pop! line of vinyl collectible figures.

The Litigation alleges that the Individual Defendants breached their fiduciary duties to Funko and its stockholders by making or causing Funko to make allegedly materially false and/or misleading statements to Funko stockholders and the public regarding the Company’s sales and growth in U.S. Securities and Exchange Commission (“SEC”) filings and press releases and allegedly failing to disclose important adverse facts about Funko’s operations and financial forecast regarding the Company’s lower-than-expected sales and the risk that Funko may need to “write-down” slower moving inventory. The Litigation alleges that the Individual

EXHIBIT C – NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF DERIVATIVE MATTERS; Case No. 2:22-CV-03155-WLH-MAA

Defendants failed to disclose material issues with the Company’s primary operations, including its inventory management. As a result, the Litigation alleges, the price of the Company’s securities was artificially inflated, causing harm to Funko.

The Litigation further alleges that the Individual Defendants were unjustly enriched, and that certain of the Individual Defendants sold their personally held shares of Funko stock at allegedly artificially inflated prices while purportedly in possession of material nonpublic information.

On February 5, 2020, Funko revealed to the public an eight percent (8%) decrease in fourth quarter net sales compared to the preceding year, from $233 million in the fourth quarter of 2018 to $214 million in fourth quarter of 2019. The Company also disclosed a $16.8 million-dollar write-down to dispose of slower-moving inventory.

Among other alleged damages to Funko, the Litigation alleges that the Individual Defendants’ alleged conduct exposed Funko to liability in the consolidated securities class action captioned, Ferreira v. Funko, Inc., et al., No. 2:20-cv-02319 (C.D. Cal.) (the “Securities Class Action”).

B.	The Settlement Negotiations

On December 21, 2021, counsel for the plaintiffs in the Demand Futility Action served the Defendants with a settlement demand.

On April 27, 2022, counsel for parties in the Demand Futility Action attended a full-day mediation (the “Full-Day Mediation”) organized and conducted by Michelle Yoshida, Esq. of Phillips ADR Enterprises (the “Mediator”).

While the Full-Day Mediation ended without a settlement, counsel for parties in the Demand Futility Action nonetheless made meaningful progress and continued their settlement negotiations after the Full-Day Mediation, with the Mediator’s assistance. Additional detailed written proposals and counter-proposals were exchanged and debated in numerous communications.

EXHIBIT C – NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF DERIVATIVE MATTERS; Case No. 2:22-CV-03155-WLH-MAA

On May 16, 2022, Plaintiff Smith served a detailed settlement demand on counsel for the Board in the Demand Made Action.

Counsel for plaintiffs in the Demand Made Action and the Delaware Demand Made Action (collectively, the “Demand Made Actions”) thereafter began coordinating efforts and, on July 15, 2022, served the Defendants with a joint settlement demand.

Between August 1, 2022, and December 8, 2022, the Settling Parties exchanged numerous detailed and extensive written proposals and counter-proposals and debated in numerous communications the terms of settlement

On December 14, 2022, counsel for the plaintiffs in the Demand Made Actions, along with counsel for the Defendants, participated in a half-day Zoom video conference mediation (the “Half-Day Mediation”) organized and conducted by the Mediator.

While the December 14, 2022, Half-Day Mediation ended without a settlement, the Settling Parties nonetheless made meaningful progress and continued their settlement negotiations in the months following the Half-Day Mediation, with the Mediator’s assistance. Additional detailed written proposals and counter-proposals were exchanged and debated in numerous communications.

On March 10, 2023, the Settling Parties reached an agreement in principle on the corporate governance measures that will be adopted by Funko as consideration for a global resolution of the Litigation. Thereafter, the Settling Parties negotiated and finalized the formal operative terms of the Settlement as set forth in this Stipulation (“Settlement”).

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The proposed Settlement requires the Company to adopt certain corporate governance measures that are outlined in Exhibit A to the Stipulation (the “Measures”). The Measures shall be maintained for a minimum period of four (4)

EXHIBIT C – NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF DERIVATIVE MATTERS; Case No. 2:22-CV-03155-WLH-MAA

years from the date of their adoption, subject to certain terms set forth in the Stipulation. The Settling Parties agree that: (i) the litigation demands, the Litigation, and the Plaintiffs’ and Plaintiffs’ Counsels’ efforts were a substantial and material factor in Funko’s decision to adopt, implement and maintain the Measures for the agreed upon term; (ii) the Measures provide a significant and material benefit to Funko and its stockholders; and (iii) the Settlement and each of its terms are fair, reasonable, and in the best interests of Funko and its stockholders. In addition, the outside non-employee members of Funko’s Board (including all independent, non-defendant members) have determined, in a good faith exercise of their business judgment, that: (a) the litigation demands, the Litigation, and the Plaintiffs’ and Plaintiffs’ Counsels’ efforts were a substantial and material factor in the Board’s agreement to adopt, implement, and maintain the Measures for the agreed term; (b) the Measures provide a significant and material benefit to Funko and its stockholders; and (c) the Settlement and each of its terms are fair, reasonable, and in the best interests of Funko and its stockholders. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and posted to the Funko Investor Relations webpage.

IV.	PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES

After the Settling Parties reached an agreement in principle on the material substantive terms to resolve the Litigation, Plaintiffs’ Counsel and Defendants’ Counsel commenced negotiations regarding an appropriate amount of attorneys’ fees and expenses commensurate with the value of the Settlement benefits and the contributions of Plaintiffs’ Counsel to the Settlement. The fee negotiations were facilitated and supervised by the Mediator, who was familiar with the complexity of the issues, risks, and challenges confronted by Plaintiffs, as well as the Plaintiffs’ Counsel’s efforts in securing the Settlement benefits. Following a number of

EXHIBIT C – NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF DERIVATIVE MATTERS; Case No. 2:22-CV-03155-WLH-MAA

exchanges through the Mediator, on October 5, 2023, Plaintiffs’ Counsel and Defendants’ Counsel accepted the Mediator’s proposal, agreeing to the Fee and Expense Amount of $2,150,000, subject to Court approval.

V.	REASONS FOR THE SETTLEMENT

Counsel for the Settling Parties believe that the Settlement is in the best interests of Funko and its stockholders.

A.	Why Did Plaintiffs Agree To Settle?

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Litigation have merit and that their investigations support the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs have concluded that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Plaintiffs and Plaintiffs’ counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Litigation against the Defendants through trials and possible appeals.

Plaintiffs and Plaintiffs’ counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Litigation, as well as the difficulties and delays inherent in such litigation. Based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of Funko and Current Funko Stockholders, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement’s guarantee of substantial benefits conferred upon Funko and Current Funko Stockholders in the form of the Measures is fair, reasonable and adequate consideration for forgoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of Funko and Current Funko Stockholders.

EXHIBIT C – NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF DERIVATIVE MATTERS; Case No. 2:22-CV-03155-WLH-MAA

Plaintiffs’ Counsel attest that they conducted an investigation relating to the claims and the underlying events alleged in the Litigation, including, but not limited to: (i) reviewing and analyzing Funko’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (ii) reviewing and analyzing the investigations in publicly-available pleadings against Funko related to the allegations in the Litigation; (iii) reviewing and analyzing the allegations contained in the related Securities Class Action; (iv) researching, drafting, and filing stockholder derivative complaints; (v) reviewing internal corporate documents that were produced to Plaintiffs by Funko in connection with the Litigation; (vi) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Litigation and the potential defenses thereto; (vii) researching corporate governance issues; (viii) preparing detailed litigation and settlement demands on behalf of various Plaintiffs; (ix) participating in the Full-Day and Half-Day Mediations; (x) engaging in extensive pre- and post-mediation settlement discussions with the Mediator and counsel for the Defendants; and (xi) negotiating and drafting the settlement documentation for presentment to the Court.

Plaintiffs’ Counsel’s decision is further informed by their experience and thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Plaintiffs’ counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting litigation demands and pleadings, in connection with preparing and submitting mediation submissions, and during the many months of substantive written and verbal exchanges with Defendants’ Counsel and the Mediator.

EXHIBIT C – NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF DERIVATIVE MATTERS; Case No. 2:22-CV-03155-WLH-MAA

B.	Why Did The Defendants Agree To Settle?

The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Litigation and deny any and all allegations of fault, wrongdoing, liability, or damages whatsoever. The Individual Defendants affirm that at all relevant times they acted properly, lawfully, in good faith, in full accord with their fiduciary duties, and in a manner they reasonably believed to be in the best interests of Funko and its stockholders. Further, the Individual Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Litigation.

The Individual Defendants deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Funko or its stockholders, or any wrongdoing whatsoever. The Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the Litigation. Without admitting the validity of any of the allegations or claims that Plaintiffs have asserted in the Litigation, or any liability with respect thereto, the Defendants have concluded that it is desirable that the claims be fully, finally, and forever resolved, discharged, and settled on the terms and subject to the conditions set forth herein.

The Defendants have taken into account the uncertain outcome, risk, and expense inherent in any litigation, especially complex litigation such this Litigation. The Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation of the Litigation. The Settling Parties agree that neither the Stipulation, nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Settlement: (i) is, may be construed as, or may be used as, an admission of, or evidence of, the truth or validity of any of the Released Claims, any

EXHIBIT C – NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF DERIVATIVE MATTERS; Case No. 2:22-CV-03155-WLH-MAA

claims or allegations made in the Litigation, or any purported acts or omissions by the Defendants or any one of them; (ii) is, may be construed as, or may be used as, an admission of, or evidence of, any fault, omission, negligence, wrongdoing, or breach of duty by the Defendants or any one of them, or any concession of liability whatsoever; or (iii) is, may be construed as, or may be used as, an admission of, or evidence of, a concession by any Defendant of any infirmity in the defenses that any Defendant asserted or could have asserted in the Litigation, or otherwise.

VI.	SETTLEMENT HEARING

On      , 2024, at 1:30 p.m., First Street Courthouse, Courtroom 9B, 9th Floor, Los Angeles, California 90012, the Honorable Wesley L. Hsu will hold a hearing (the “Settlement Hearing”) in the Action. At the Settlement Hearing, the Court will consider, pursuant to Federal Rule of Civil Procedure 23.1, (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be finally approved; (ii) whether to approve the separately negotiated and agreed Fee and Expense Amount; and (iii) whether the Action should be dismissed with prejudice by entry of the Final Order and Judgment pursuant to the Stipulation.

The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current Funko Stockholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Funko Stockholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current Funko Stockholders.

VII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any Current Funko Stockholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court.

EXHIBIT C – NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF DERIVATIVE MATTERS; Case No. 2:22-cv-03155-WLH-MAA

FUNKO STOCKHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

VIII.	RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1.  Your name, legal address, telephone number, and e-mail address;

2.  The number of shares of Funko stock you currently hold, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership, and proof of being a Current Funko Stockholder as of March 4, 2024 through the present;

3.  If the objection is made by the Current Funko Stockholder’s counsel, the counsel’s name, address, telephone number and e-mail address;

4.  A statement of specific objections to the Settlement, the grounds therefor, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider;

5.  The identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony; and

EXHIBIT C – NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF DERIVATIVE MATTERS; Case No. 2:22-cv-03155-WLH-MAA

6.  A list, including dates, courts, case names and numbers, and disposition of any other Settlements to which the individual or entity has objected during the previous seven (7) years.

B.	You Must Timely File Written Objections with the Court and Deliver to Counsel for Plaintiffs and the Defendants

ANY WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN      , 2024. The Court Clerk’s address

is:

Clerk of Court

U.S. District Court for the Central District of California

350 West 1st Street, 4th Floor

Los Angeles, CA 90012

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR PLAINTIFFS AND THE DEFENDANTS SO THEY ARE RECEIVED NO LATER THAN      , 2024. Counsel’s addresses are:

Counsel for Plaintiffs:

Brett M. Middleton

JOHNSON FISTEL, LLP

501 West Broadway, Suite 800

San Diego, CA 92101

Timothy Brown

The Brown Law Firm, P.C.

767 Third Avenue, Suite 2501

New York, NY 10017

Shane P. Sanders

Robbins LLP

5060 Shoreham Place, Suite 300

San Diego, CA 92122

EXHIBIT C – NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF DERIVATIVE MATTERS; Case No. 2:22-cv-03155-WLH-MAA

Counsel for Defendants:

Thomas Giblin

LATHAM & WATKINS LLP

1271 Avenue of the Americas

New York, NY 10020

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the above-referenced counsel for the Parties.

As to any attorney retained by a Person intending to appear, and requesting to be heard, at the Settlement Hearing, he, she, or it must, in addition to the requirements set forth above, file with the Clerk of the Court and deliver to counsel listed above for plaintiffs and the defendants a notice of appearance, which must be received by no later than      , 2024.

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Stipulation. For additional information about the claims asserted in the Action and the terms of the proposed Settlement, please refer to the documents filed with the Court in the Action, the Stipulation and its exhibits (they are filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC and available at www.sec.gov), and this Notice of Pendency and Proposed Settlement of Derivative Matters.

EXHIBIT C – NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF DERIVATIVE MATTERS; Case No. 2:22-cv-03155-WLH-MAA

The “Investor Relations” section of Funko’s website (http://investor.funko.com) provides hyperlinks to the Notice and to the Stipulation and its exhibits. You may obtain further information by contacting Plaintiffs’ counsel at: Brett M. Middleton, Johnson Fistel, LLP, 501 West Broadway, Suite 800, San Diego, CA 92101, Telephone: (619) 230-0063, E-mail: BrettM@johnsonfistel.com; or Shane P. Sanders, Robbins LLP, 5060 Shoreham Place, Suite 300, San Diego, CA 92122, Telephone: (619) 525-3990, E-mail ssanders@robbinsllp.com.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED:
HONORABLE WESLEY L. HSU

EXHIBIT C – NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF DERIVATIVE MATTERS; Case No. 2:22-cv-03155-WLH-MAA

EXHIBIT D

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

SMITH v. MARIOTTI, et al.,	Case No. 2:22-cv-03155-WLH-MAA
This Document Relates To: ALL ACTIONS.	EXHIBIT D – SUMMARY NOTICE OF PENDENCY PROPOSED SETTLEMENT OF DERIVATIVE MATTERS

EXHIBIT D – SUMMARY NOTICE OF PENDENCY PROPOSED SETTLEMENT

OF DERIVATIVE MATTERS; CASE NO. 2:22-CV-03155-WLH-MAA

TO:	ALL PERSONS OR ENTITIES WHO HOLD OR BENEFICIALLY OWN, DIRECTLY OR INDIRECTLY, FUNKO, INC. (“FUNKO” OR THE “COMPANY”) COMMON STOCK OF AS OF MARCH 4, 2024 (“CURRENT FUNKO STOCKHOLDERS”)

YOU ARE HEREBY NOTIFIED, pursuant to the      , 2024 Preliminary Approval Order entered in the above-captioned stockholder derivative action, that a Stipulation and Agreement of Settlement dated March 4, 2024 (the “Stipulation” or “Settlement”)1 has been entered to resolve all stockholder derivative claims pending on behalf of nominal defendant Funko pending in several related stockholder derivative actions in state and federal courts (the “Litigation”).

The Litigation alleges that the Individual Defendants breached their fiduciary duties to Funko by making or causing Funko to make allegedly false and misleading statements to Funko stockholders and the public regarding the Company’s sales and growth and allegedly failing to disclose important adverse facts about Funko’s operations and financial forecast regarding the Company’s lower-than-expected sales and the risk that Funko may need to “write-down” slower moving inventory. The Litigation alleges that the Individual Defendants failed to disclose material issues with the Company’s primary operations, including its inventory management, and that the price of the Company’s securities was artificially inflated as a result.

In connection with, and conditioned upon, the Settlement, Funko has agreed to implement and/or maintain corporate governance Measures, as defined and set forth in the Stipulation. The outside non-employee members of Funko’s Board (including all independent, non-defendant members) have determined, in an exercise of their business judgment, that: (a) the litigation demands, the Litigation, and the Plaintiffs’ and Plaintiffs’ Counsels’ efforts were a substantial and material factor in the Board’s agreement to adopt, implement, and maintain the Measures for the agreed term;

1Except as otherwise defined herein, all capitalized terms shall have the same meanings as set forth in the Stipulation.

EXHIBIT D – SUMMARY NOTICE OF PENDENCY PROPOSED SETTLEMENT

OF DERIVATIVE MATTERS; CASE NO. 2:22-CV-03155-WLH-MAA

(b) the Measures provide a significant and material benefit to the Company and its stockholders; and (c) the settlement is fair, reasonable, and in the best interests of the Company and its stockholders. The Defendants dispute the allegations in the Litigation and enter into the Stipulation and Settlement without in any way acknowledging any fault, liability, or wrongdoing of any kind.

On      , 2024, at 1:30 p.m., First Street Courthouse, Courtroom 9B, 9th Floor, Los Angeles, California 90012, the Honorable Judge Wesley Hsu will hold a hearing (the “Settlement Hearing”) in the Action. The purpose of the Settlement Hearing is to determine, pursuant to Federal Rule of Civil Procedure 23.1: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether the notice of the Settlement to Current Funko Stockholders fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (iii) whether a final judgment should be entered; (iv) whether the separately negotiated and agreed-to Fee and Expense amount of $2,150,000 million to be paid to Plaintiffs’ Counsel by Funko’s insurers should be approved; (v) whether Service Awards for each of the Plaintiffs in the amount of $2,500 each, to be paid out of the Fee and Expense Amount, should be approved; and (vi) such other matters as may be necessary or proper under the circumstances.

The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current Funko Stockholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Funko Stockholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current Funko Stockholders. If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or the website of Funko (http://funko.com) for any change in date, time or format of the Settlement Hearing.

EXHIBIT D – SUMMARY NOTICE OF PENDENCY PROPOSED SETTLEMENT

OF DERIVATIVE MATTERS; CASE NO. 2:22-CV-03155-WLH-MAA

PLEASE READ THIS SUMMARY NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A CURRENT FUNKO STOCKHOLDER, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT OF THE ACTION.

This is a summary notice only. For additional information about the claims asserted in the Action and the terms of the proposed Settlement, please refer to the documents filed with the Court in the Action, the Stipulation and its exhibits (they are filed as an exhibit to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission and available at www.sec.gov), and the full-length Notice of Pendency and Proposed Settlement of Derivative Matters (the “Notice”). The “Investor Relations” section of Funko website (http://investor.funko.com) provides hyperlinks to the Notice and to the Stipulation and its exhibits.

PLEASE DO NOT CONTACT THE COURT REGARDING

THIS SUMMARY NOTICE.

If you have any questions about matters in this Summary Notice you may contact Brett M. Middleton, Johnson Fistel, LLP, 501 West Broadway, Suite 800, San Diego, CA 92101, Telephone: (619) 230-0063, E-mail: brettm@johnsonfistel.com; or Shane P. Sanders, Robbins LLP, 5060 Shoreham Place, Suite 300, San Diego, CA 92122, Telephone: (619) 525-3990, E-mail ssanders@robbinsllp.com.

If you are a Current Funko Stockholder, you will be bound by the Final Order and Judgment of the Court granting final approval of the Settlement and shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection.

EXHIBIT D – SUMMARY NOTICE OF PENDENCY PROPOSED SETTLEMENT

OF DERIVATIVE MATTERS; CASE NO. 2:22-CV-03155-WLH-MAA

Any objections to the Settlement must be filed on or before      , 2024, in accordance with the procedures set forth in the Notice.

DATED:
HONORABLE WESLEY L. HSU

EXHIBIT OF D – SUMMARY NOTICE OF PENDENCY PROPOSED SETTLEMENT DERIVATIVE MATTERS; CASE NO. 2:22-CV-03155-WLH-MAA

EXHIBIT D – SUMMARY NOTICE OF PENDENCY PROPOSED SETTLEMENT

OF DERIVATIVE MATTERS; CASE NO. 2:22-CV-03155-WLH-MAA

EXHIBIT E

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

SMITH v. MARIOTTI This Document Relates To: ALL ACTIONS.	Case No. 2:22-cv-03155-WLH-MAA EXHIBIT E – [PROPOSED] FINAL ORDER AND JUDGMENT
Date: April 12, 2024
Time: 1:30 p.m.
Courtroom: 9B, 9th Floor
Judge: Hon. Wesley L. Hsu

EXHIBIT E – [PROPOSED] FINAL ORDER AND JUDGMENT

Case No. 2:22-cv-03155-WLH-MAA

This matter came before the Court for hearing pursuant to the Preliminary Approval Order of this Court, dated      , 2024 (“Order”), on the motion of the parties for approval of the proposed settlement (“Settlement”) set forth in the Stipulation and Agreement of Settlement dated March 4, 2024 (“Stipulation”).

The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Being fully advised of the premises and finding that good cause exists, the Court enters this Judgment.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Order and Final Judgment incorporates by reference the definitions in the Stipulation, and all terms used herein shall have the same meanings as set forth in the Stipulation, unless otherwise set forth herein.

2. This Court has jurisdiction over the subject matter of this case, including all matters necessary to effectuate the Settlement, and over all Settling Parties.

3. Based on evidence submitted, the Court finds that notice of the Settlement was published and disseminated in accordance with this Court’s Preliminary Approval Order. This Court further finds that the forms and contents of the Notice and Summary Notice, as previously preliminary approved by the Court, complied with the requirements of Federal Rule of Civil Procedure 23.1, satisfied the requirements of due process of the United States Constitution, and constituted due and sufficient notice of the matters set forth therein.

4. The Court finds that the terms of the Stipulation and Settlement are fair, reasonable, and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and Settlement in all respects and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

5. Pursuant to entry of this Judgment, this Demand Made Action and all claims contained therein against Defendants, as well as all of the Released Claims

EXHIBIT E – [PROPOSED] FINAL ORDER AND JUDGMENT

CASE NO. 2:22-CV-03155-WLH-MAA

against each of the Defendants and their Related Persons, are hereby dismissed with prejudice. As among the Plaintiffs and Defendants, the parties are to bear their own costs, except as otherwise provided in the Stipulation.

6. Upon the Effective Date, Funko, Plaintiffs (on behalf of themselves and derivatively on behalf of Funko), and all other Releasing Persons (derivatively on behalf of Funko) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Persons from the Released Claims. The Releasing Persons shall be deemed to have, and by operation of this Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from initiating, instituting, commencing, maintaining, or prosecuting any of the Released Claims against any of the Released Persons. Upon the Effective Date, the Releasing Persons shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law, or principle of common law, which may have the effect of limiting the foregoing release. The foregoing release shall include a release of Unknown Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Parties to enforce the terms of the Stipulation or the Judgment.

7. Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Releasing Persons from all claims, sanctions, actions, liabilities, or damages arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Released Claims. The foregoing release shall include a release of Unknown Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Parties to enforce the terms of the Stipulation or the Judgment.

EXHIBIT E – [PROPOSED] FINAL ORDER AND JUDGMENT

CASE NO. 2:22-CV-03155-WLH-MAA

8. Nothing in the Stipulation constitutes or reflects a waiver or release of any rights or claims of Defendants and/or Funko against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims by the Defendants under any directors’ and officers’ liability insurance or other applicable insurance coverage maintained by the Company. Nothing in the Stipulation constitutes or reflects a waiver or release of any rights or claims of the Defendants relating in any way to indemnification or advancement of attorneys’ fees relating to the Action or the Released Claims, whether under any written indemnification or advancement agreement, or under the Company’s charter, by-laws or operating agreement, or under applicable law.

9. During the course of the Litigation, all parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11, and all other similar rules, laws, or statutes.

10. The Court hereby approves the Fee and Expense Amount and Service Awards and finds that such awards are fair and reasonable.

11. Neither the Stipulation (including any Exhibits attached thereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be, or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing,

EXHIBIT E – [PROPOSED] FINAL ORDER AND JUDGMENT

CASE NO. 2:22-CV-03155-WLH-MAA

good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement or to secure dismissal of any claim that is, or the parties believe should be, released by the Stipulation.

12. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, except as otherwise provided in the Stipulation.

13. This Final Order and Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Federal Rule of Civil Procedure 58 and all other similar laws.

IT IS SO ORDERED.

DATED:
HONORABLE WESLEY L. HSU

EXHIBIT E – [PROPOSED] FINAL ORDER AND JUDGMENT

CASE NO. 2:22-CV-03155-WLH-MAA